Exhibit 99.1

GREEN POWER RESERVES BECOMES EQUITY PARTNER IN PACIFIC GREEN’S 99.98 MW RICHBOROUGH ENERGY PARK BATTERY DEVELOPMENT

DOVER, DE / ACCESSWIRE / May 11, 2022 / Pacific Green Technologies, Inc. (the “Company” or “PGTK”, (OTCQB: PGTK)) announces that it has entered into an agreement with Green Power Reserves Limited (“GPR”), wherein GPR has made an equity investment of £13 million (US$16.0 million) for a fifty percent shareholding in Pacific Green Battery Energy Parks 1 Limited (“PGBEP”).

The proceeds from the investment will be used to provide the equity financing for the construction of the 99.98 MW battery energy storage system (“BESS”) the Company is developing in Kent, England. As part of the investment, Paolo Revelli, Managing Director of GPR, has agreed to join the Board of Directors of PGBEP and its subsidiary, Richborough Energy Park Limited.

Scott Poulter, PGTK’s Chief Executive, commented: “Paolo is a veteran portfolio manager who has been a pioneer in the renewables sector in the UK and Europe. We are delighted to have GPR as partners in developing Richborough Energy Park.”

Paolo commented: “The BESS market in the UK is a rapidly-growing sector in the renewable energy mix, finding a partner capable of delivering projects at grid-scale was critical for us. Having seen Pacific Green’s rapid transition from a single technology supplier in the marine industry to a fully-integrated renewable energy developer, we are confident in Pacific Green’s delivery capabilities.”

Scott added, “We are very pleased to have reached this milestone with Richborough Energy Park, as part of Pacific Green’s 1.1 GW UK-based pipeline. With a grid connection in mid-2023, I anticipate many more updates with project milestones and new energy project announcements over the next weeks and months.”

About Pacific Green Technologies, Inc.:

Pacific Green Technologies, Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers BESS, Concentrated Solar Power (CSP) and Photovoltaic (PV) energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit PGTK’s website:

www.pacificgreentechnologies.com

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

About Green Power Reserves Limited:

GPR, which is led by Paolo Revelli, is a special purpose vehicle focusing on battery storage in the UK. Mr. Revelli was formerly a Managing Director at Morgan Stanley and is currently a director of Quainstone Limited.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the construction of the 99.98 MW BESS the Company is to develop in Kent; and any potential business developments in the UK and future interest in the Company’s battery, solar and emissions control technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the investment and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, the Company’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

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